EXHIBIT 21

                   SUBSIDIARIES OF CONNECTICUT ENERGY CORPORATION


             		Name			                     			State of Incorporation
               -----                          ----------------------

The Southern Connecticut Gas Company			             Connecticut

CNE Development Corporation					                    Connecticut

CNE Energy Services Group, Inc.				                 Connecticut

CNE Venture-Tech, Inc.						                        Connecticut